UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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EQT CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On June 5, 2019, EQT Corporation made the following letter available on its shareholder communications website, https://votegoldforeqt.com/ and subsequently mailed such letter to its shareholders:

June 5, 2019 Dear Fellow EQT Shareholder Over the last six months, EQT Corporation’s (“EQT” or the “Company”) refreshed Board of Directors (the “Board”) and leadership team have significantly improved the Company’s financial and operational performance and transformed EQT into the premier, pure-play Appalachian exploration and production (“E&P”) company. As the Company’s recent outperformance and last two quarterly results demonstrate, EQT’s ambitious plan is working. Management is delivering cost savings, increasing operational and capital efficiencies and achieving aggressive targets, including substantial increases in productivity, efficiencies and adjusted free cash flow. As a result, EQT is now among the Appalachian Basin’s low-cost leaders — enabling the Company to continue delivering free cash flow growth. However, notwithstanding the new EQT leadership’s rapid progress, a group led by Toby Z. Rice and Derek A. Rice (the “Toby Rice Group”) seeks to take control of the Board at this year’s Annual Meeting of Shareholders in order to make wholesale changes to our leadership team. We believe that Toby Rice is singularly focused on installing himself as CEO and irresponsibly packing the Board and management team with his friends and family, which would disrupt EQT’s strong momentum and be value-destructive. We urge you to vote for EQT’s refreshed Board and leadership team, which are already achieving strong results for our shareholders, by voting today on the GOLD universal proxy card “FOR” EQT’s 12 director nominees.

THE NEW EQT IS DELIVERING INDUSTRY-LEADING FREE CASH FLOW

Since EQT's refreshed Board and management team assumed control in the fourth quarter of 2018, we have taken decisive and aggressive steps to transform EQT. We set out to optimize lateral lengths, spacing and operating cadence – while reducing costs – and, while there is more work to do, we have made tremendous progress to date:

▲45%	▼25%	▲40%	▼70%
IMPROVEMENT IN RIG MOVE EFFICIENCY Q1'19 VS. Q1'18	**REDUCTION** IN DRILLING DAYS/1,000 FT VS. Q4'18	**IMPROVEMENT** IN FRAC CREW MOVES Q1'19 VS. Q1'18	**REDUCTION** IN COMPLETION NON-PRODUCTIVE TIME Q1'19 VS. Q1'18

Our rapid progress in improving EQT's operational efficiency has re-positioned the Company as a free cash flow machine. EQT has already delivered more than $300 million in adjusted free cash flow[1] over the past two quarters, and reduced net debt by approximately $500 million, positioning the new EQT as an industry free cash flow leader.

Q4'18 AND Q1'19 CUMULATIVE FREE CASH FLOW ($MM) FOR E&P COMPANIES WITH EV OF ~$2B TO ~$15B



$305
Comparable E&P Median: $(110)

	Co.1	Co.2	EQT[3]	Co.4	Co.5	Co.6	Co.7	Co.8	Co.9	Co.10	Co.11	Co.12	Co.13	Co.14	Co.15	Co.16	Co.17	Co.18	Co.19	Co.20	Co.21	Co.22	Co.23	Co.24	Co.25	Co.26	Co.27	Co.28
2019E FCF Rank[2]	1	17	**3**	20	10	6	2	5	4	12	8	13	16	14	28	26	19	23	9	7	18	25	24	21	22	27	11	15

Note: Adjusted Free Cash Flow for EQT is defined below in non-GAAP disclosures. Free Cash Flow for all other companies is defined as cash from operations less capital expenditures.

2 Based on IBES estimates for all companies other than EQT

3 Non-GAAP financial measure, see disclosure below for definition and pricing assumptions

1 Non-GAAP financial measure, see disclosures below for definition and pricing assumptions

Over the last two quarters, EQT has outperformed 25 of 27 comparable U.S. E&P peers in terms of free cash flow generation. We also expect EQT to deliver $300 to $400 million of adjusted free cash flow[1] in 2019, which is forecasted to be higher than 90% of EQT's peers based on IBES consensus estimates.

Building on progress to date in 2019, EQT is on track to deliver $2.9 billion of adjusted free cash flow[1] – representing 60% to 70% of our current market capitalization – over the next five years. Further upside is expected from the Company's Target 10% Initiative, under which we expect to realize significant additional cost savings. These cost savings will come from areas including materials and services sourcing and contracting, additional water logistics and process improvements, commercial portfolio and scheduling optimization and further elimination of operational redundancy.

If fully realized, the Target 10% Initiative is expected to further raise EQT's 2019 to 2023 cumulative adjusted free cash flow by $500 million to approximately $3.4 billion.[1] Your Board and management team are confident we have the right team in place and are taking the right steps to maximize shareholder value.

STRONG FUNDAMENTALS AND SUPERIOR OPERATING RESULTS ARE DELIVERING INCREASED VALUE TO SHAREHOLDERS



STRONG AND IMPROVING ANNUAL ADJUSTED FREE CASH FLOW¹ YIELD
2019 – 2023 Cumulative Adjusted FCF Yield1,4
60% – 70%
8%
7 – 10%
14 – 16%
14 – 16%
19 – 21%
(4)%
(4)%
$0.35
$0.30
$0.70
$0.70
$0.90
$2.90
2019⁷
2020
2021
2022
2023
2019-2023
Base Adj. FCF ($B)¹
Target 10% Adj. FCF ($B)¹
FCF Yield1,4,6
Peer Median FCF Yield5,6

4 Based on EQT market cap as of 05/31/2019. For the years 2020-2023, adjusted FCF yield ranges shown represent base adjusted FCF guidance plus identified Target 10% at the low end and adjusted FCF assuming a fully-realized 10% reduction in costs at the high end

5 Peers: AR, CNX, COG, RRC and SWN

6 EQT's adjusted FCF is based on guidance. Peer FCF is CFO less Capex based on IBES estimates

7 Midpoint of 2019E guidance range

Despite a difficult market, including commodity price headwinds, EQT has significantly outperformed peers’ total return to shareholders, demonstrating that the market is appreciating — and rewarding — the decisive actions taken by EQT’s Board and leadership team. In fact, no Appalachian peer has outperformed EQT since the refreshed Board and management team assumed control following the spin-off of Equitrans Midstream Corporation in November 2018. The Company’s remarkable progress underscores that the EQT Board and management team are embracing constructive disruption when it will yield improved results. EQT has successfully implemented tangible and significant changes that are responsibly and meaningfully driving performance improvement and value creation at EQT. (50)% (74)% THE RICE TEAM HAS NEVER GENERATED POSITIVE FREE CASH FLOW (89)% In contrast to the new EQT Board’s and management team’s proven ability to deliver results, the Toby Rice Group does not have experience running a company with EQT’s scale. In fact, Rice Energy never produced positive annual free cash flow while operating as a public company. Instead, Rice Energy burned through approximately $5 billion of capital from 2012 through the third quarter of 2017. At the time, Rice Energy was an emerging growth company that prioritized drilling its best acreage to boost short-term production volumes. Now, Toby Rice wants shareholders to believe that he can not only operate a company that is substantially different and much larger, but also deliver free cash flow at EQT — something he never achieved at Rice Energy. Simply put, the new EQT is focused on free cash flow generation — an area in which Toby Rice has no experience. We think the Toby Rice Group’s claim that it can deliver an incremental $500 million in free cash flow from EQT’s plan is fictional and not credible. This claim is not supported by facts and is undermined by their own historical operating results. 49% OUTPERFORMANCE8 Since EQT’s Refreshed Management and Board Assumed Control in Q4’18 Since Spin-off Closing / New Management (11/13/2018) EQT Performance Peer Median Performance (50)% Source: S&P Capital IQ; market data as of 05/31/2019 8 Based on total shareholder return. Peer median includes AR, CNX, COG, RRC and SWN (1)%

In contrast, EQT’s Board and management team are focused on delivering returns and free cash flow and are already delivering strong results. Under the new Board and management team, we are confident EQT will continue to outperform its Appalachian peers. We believe the choice is clear: Support the EQT team and the strategy that is delivering positive results by voting on the GOLD universal proxy card “FOR” EQT’s 12 director nominees; or Give up control of EQT to the Toby Rice Group, which is deeply conflicted and promises unrealistic free cash flow targets despite NEVER having generated positive free cash flow at Rice Energy. PROTECT YOUR INVESTMENT BY SUPPORTING THE EQT BOARD AND MANAGEMENT TEAM, WHICH ARE SUCCESSFULLY DELIVERING OUTSTANDING RESULTS Your vote is extremely important. EQT’s independent nominees are aligned with the interests of EQT shareholders, and we believe they are better suited to continue to oversee EQT’s successful transformation. A vote for EQT’s 12 director nominees on the GOLD universal proxy card is a vote to support the ongoing successful execution of EQT’s proven cash flow plan and future value creation. We urge you to vote today by telephone, internet or by signing, dating and returning the enclosed GOLD universal proxy card in the postage-paid envelope provided. On behalf of your Board of Directors, thank you for your support. Sincerely, THE INDEPENDENT MEMBERS OF THE EQT BOARD OF DIRECTORS

Appendix Cautionary Statements This letter contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this letter specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of the Company and its subsidiaries, including guidance regarding projected adjusted free cash flow. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently available to the Company. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. The risks and uncertainties that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors,” of the Company’s Form 10-K for the year ended December 31, 2018, as filed with the SEC and as updated by subsequent Form 10-Qs filed by the Company, and those set forth in the other documents the Company files from time to time with the SEC. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. NON-GAAP DISCLOSURES Adjusted Free Cash Flow Adjusted free cash flow is defined as the Company’s net cash provided by operating activities less changes in other assets and liabilities, less EBITDA attributable to discontinued operations (a non-GAAP supplemental financial measure defined below), plus interest expense attributable to discontinued operations and cash distributions from discontinued operations, less accrual-based capital expenditures attributable to continuing operations. Adjusted free cash flow is a non-GAAP supplemental financial measure that the Company’s management and external users of its consolidated financial statements, such as industry analysts, lenders and ratings agencies use to assess the Company’s liquidity. The Company believes that adjusted free cash flow provides useful information to management and investors in assessing the impact of the Company’s ability to generate cash flow in excess of capital requirements and return cash to shareholders. Adjusted free cash flow should not be considered as an alternative to net cash provided by operating activities or any other measure of liquidity presented in accordance with GAAP. The table below reconciles adjusted free cash flow with net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP, as derived from the Statements of Condensed Consolidated Cash Flows included in the Company’s report on Form 10-Q for the quarter ended March 31, 2019 and in the Company’s report on Form 10-K for the year ended December 31, 2018. Three Months Ended March 31, 2019 ($) Three Months Ended December 31, 2018 ($) ($ in Thousands) Total ($) Net cash provided by operating activities 871,287 530,866 1,402,153 (Deduct) / add back changes in other assets and liabilities (223,934) 261,216 37,282 Operating cash flow 647,353 792,082 1,439,435 (Deduct) / add back: EBITDA attributable to discontinued operationsa — (118,934) (118,934) Interest expense attributable to discontinued operations — 19,452 19,452 Adjusted operating cash flow 647,353 $692,600 1,339,953 (Deduct): Capital expenditures attributable to continuing operations (476,022) (558,351) (1,034,373) Adjusted free cash flow 171,331 134,249 305,580 (a) As a result of the separation of the Company’s midstream business from its upstream business and subsequent spin-off of Equitrans Midstream Corporation in November 2018, the results of operations of Equitrans Midstream Corporation are presented as discontinued operations in the Company’s Statements of Condensed Consolidated Operations. EBITDA attributable to discontinued operations is a non-GAAP supplemental financial measure reconciled in the section below.

The Company has not provided projected net cash provided by operating activities or a reconciliation of projected adjusted free cash flow to projected net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP. The Company is unable to project net cash provided by operating activities for any future period because this metric includes the impact of changes in operating assets and liabilities related to the timing of cash receipts and disbursements that may not relate to the period in which the operating activities occurred. The Company is unable to project these timing differences with any reasonable degree of accuracy without unreasonable efforts such as predicting the timing of its and customers’ payments, with accuracy to a specific day, months in advance. Furthermore, the Company does not provide guidance with respect to its average realized price, among other items, that impact reconciling items between net cash provided by operating activities and adjusted operating cash flow and adjusted free cash flow, as applicable. Natural gas prices are volatile and out of the Company’s control, and the timing of transactions and the income tax effects of future transactions and other items are difficult to accurately predict. Therefore, the Company is unable to provide projected net cash provided by operating activities, or the related reconciliation of projected adjusted free cash flow to projected net cash provided by operating activities, without unreasonable effort. Projected 2019 adjusted free cash flow is based on average NYMEX natural gas price (April to December) of $2.79 per MMbtu as of March 31, 2019. For the period 2020 through 2023, projected adjusted free cash flow is based on average NYMEX natural gas price of $2.85 per MMbtu for Henry Hub and ($0.45) local basis. Three Months Ended December 31, 2018 ($) EBITDA Attributable to Discontinued Operations EBITDA attributable to discontinued operations is a non-GAAP supplemental financial measure defined as income from discontinued operations, net of tax plus interest expense, income tax expense, depreciation and amortization of intangible assets attributable to discontinued operations for the three months ended December 31, 2018. The table below reconciles EBITDA attributable to discontinued operations with income from discontinued operations, net of tax, the most comparable financial measure calculated in accordance with GAAP, as reported in the Statements of Condensed Consolidated Operations included in the Company’s report on Form 10-K for the year ended December 31, 2018. ($ in Thousands) Income (loss) from discontinued operations, net of tax (163,911) Add back / (deduct): Interest expense 19,452 Income tax benefit (31,575) Depreciation 22,243 Amortization of intangible assets 4,847 Impairment of goodwill 267,878 EBITDA attributable to discontinued operations 118,934 Important Information EQT Corporation (the “Company”) filed a definitive proxy statement and associated GOLD universal proxy card with the Securities and Exchange Commission (the “SEC”) on May 22, 2019 in connection with the solicitation of proxies for the Company’s 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”). Details concerning the nominees for election to the Company’s Board of Directors at the 2019 Annual Meeting are included in the definitive proxy statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the relevant documents filed by the Company with the SEC, including the definitive proxy statement, free of charge by visiting the SEC’s website, www.sec.gov. Investors and shareholders can also obtain, without charge, a copy of the definitive proxy statement, when available, and other relevant filed documents by directing a request to Blake McLean, Senior Vice President, Investor Relations and Strategy of EQT Corporation, at BMcLean@eqt.com, by calling the Company’s proxy solicitor, Innisfree M&A Incorporated, toll-free, at 877-687-1866, or from the Company’s website at https://ir.eqt.com/sec-filings.

If you have any questions or need assistance in voting your shares, please call the firm assisting us in the solicitation of proxies: INNISFREE M&A INCORPORATED 877.687.1866 toll-free from the U.S. and Canada 412.232.3651 from other locations Remember, simply discard any White universal proxy card you may receive from the Rice Group. Any vote on the Rices’ White proxy card (even a vote in protest on their nominees) will revoke any earlier GOLD proxy card that you have submitted to EQT. YOUR VOTE MATTERS Vote the Enclosed GOLD Universal Proxy Card TODAY FOR All 12 of EQT’s Highly Experienced Director Nominees